UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

OVASCIENCE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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OVASCIENCE, INC.

PROXY STATEMENT RELATING TO 2013 ANNUAL MEETING OF STOCKHOLDERS

SUPPLEMENTAL INFORMATION REGARDING PROPOSAL 1

On April 30, 2013, the common stock of OvaScience, Inc. (the “Company”) began trading on the NASDAQ Global Market, a national securities exchange.  Pursuant to the terms of the Company’s amended and restated voting agreement dated March 29, 2012, by and among the Company and certain holders of the Company’s common stock, the voting agreement terminated on April 30, 2013, the first day on which the Company’s common stock was traded on a national securities exchange.  Upon the termination of the voting agreement, the obligations to vote pursuant to the terms of the voting agreement, as described in the Company’s Definitive Proxy Statement, filed with the Securities and Exchange Commission on April 26, 2013 (the “Proxy Statement”), ceased to apply with respect to any stockholder meeting held after the date of such termination.

The information set forth herein supplements the Proxy Statement and is being furnished to holders of the Company’s common stock in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the 2013 Annual Meeting of Stockholders to be held on June 7, 2013, or any adjournment or postponement thereof.